Exhibit 99.4

February 13, 2013

Letter Regarding WMS Industries Inc. Non-Qualified Deferred Compensation Plan

Dear WMS Employee:

In connection with the recent announcement of the merger agreement between Scientific Games Corporation (“Scientific Games”) and WMS Industries Inc. (“WMS”) for $26 per share (the “Acquisition”), we would like to describe to you the potential impact of the pending Acquisition on the funds you have in the WMS Industries Inc. Non-Qualified Deferred Compensation Plan (the “Non-Qualified Plan”).

Closing Not Certain

It is not guaranteed that the Acquisition will happen. Several things must happen before Scientific Games purchases WMS. For example, WMS stockholders have to vote to approve the merger, certain regulatory approvals must be obtained and Scientific Games must obtain financing for the Acquisition. The timing of when these things will happen, or whether they will happen, is unknown but we currently expect the Acquisition to be completed by the end of 2013 (the “Closing”).

Payout of Funds

Within 90 days after the Closing, the vested funds in your Non-Qualified Plan account as of the Closing will be distributed to you by Fidelity. These funds will be taxable income to you at the time of the distribution. You will not be able to roll these funds into an IRA account or qualified deferred compensation plan such as your WMS Industries Inc. 401(k) plan.

401(k) Funds

The funds held in the WMS Industries Inc. 401(k) will not be distributed as a result of the Closing.

Notice to Participants in the Non-Qualified Deferred Compensation Plan

February 13, 2013

Tax Impact of the Distribution

The distribution of funds from the Non-Qualified Plan will be a taxable event and funds will be withheld by Fidelity. You can view or modify your withholding rate for these funds by following these instructions:

•	Go to www.401k.com

•	Choose “WMS INDUSTRIES NQ”

•	Under “Act”, choose “Tax Elections”

•	If you wish to change, choose “Change Tax Elections”

•	Choose your “Filing Status”: Married or Single

•	Choose your Federal Allowances

•	You can enter an additional amount under “Additional Withholdings Per Distribution”

We hope this information is helpful to you and welcome any questions you may have concerning your deferred compensation.

Sincerely,

Janice Rike

Senior Vice President HR & IT

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, WMS or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the WMS stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of WMS and Scientific Games to

Notice to Participants in the Non-Qualified Deferred Compensation Plan

February 13, 2013

consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of WMS; (5) the ability of WMS to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in WMS’ most recent Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, WMS undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving WMS Industries Inc. and Scientific Games Corporation. The proposed transaction will be submitted to WMS stockholders for their consideration. In connection with the proposed transaction, WMS will prepare a proxy statement to be filed with the SEC. WMS and Scientific Games also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to WMS stockholders. WMS stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. WMS stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to WMS’s Investor Relations website page at http://ir.wms.com or by directing a written request by mail to WMS Industries Inc., Attn: Investor Relations, 800 South Northpoint Blvd., Waukegan, Illinois 60085, or by calling the Secretary at (847) 785-3000.

Participants in Solicitation

WMS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from WMS’ stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information about WMS’ directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 17, 2012. Stockholders may obtain additional information regarding the interests of WMS and its directors and executive officers in the proposed Merger, which may be different than those of WMS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.